Exhibit 99.1

Tenneco Reports Second Quarter Financial Results

  Quarterly revenue of $1.9 billion
  Record-high second quarter EBIT of $137 million
  Net income of $87 million, up 74% from a year ago

LAKE FOREST, Ill.--(BUSINESS WIRE)--July 26, 2012--Tenneco Inc. (NYSE: TEN) reported second quarter net income of $87 million, or $1.42 per diluted share, versus net income of $50 million, or 81-cents per diluted share, in second quarter 2011. On an adjusted basis, net income rose to $70 million, or $1.14 per diluted share, compared with $50 million, or 81-cents per diluted share, a year ago.

Adjusted second quarter 2012 and 2011 results:

(millions except per share amounts)	Q2 2012				Q2 2011
	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$187	$137	$87	$1.42	$167	$113	$50	$0.81

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	2	2	1	0.02	2	2	1	0.02
Costs related to refinancing	-	-	1	0.01	-	-	-	-
Net tax adjustments	-	-	(19)	(0.31)	-	-	(1)	(0.02)

Non-GAAP earnings measures	$189	$139	$70	$1.14	$169	$115	$50	$0.81

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)

In addition to the information set forth above, the tables at the end of this press release reconcile GAAP results to non-GAAP results.

Second quarter 2012 adjustments:

  Restructuring and related expenses of $2 million pre-tax, or 2-cents per diluted share;
  Costs related to refinancing of $1 million pre-tax or 1-cent per diluted share;
  Net tax benefits of $19 million, or 31-cents per diluted share, primarily related to U.S. taxable income with no associated tax expense due to the valuation allowance on the company’s net operating loss position.

Second quarter 2011 adjustments:

  Restructuring and related expenses of $2 million pre-tax, or 2-cents per diluted share;
  Net tax benefits of $1 million, or 2-cents per diluted share, related to U.S. taxable income with no associated tax expense due to the valuation allowance on the company’s net operating loss position, partially offset by losses in certain foreign jurisdictions and adjustments to tax estimates.

Revenue

Total revenue in the quarter increased to $1.920 billion, from $1.888 billion in second quarter 2011. Revenue excluding substrate sales and currency rose 9 percent to $1.587 billion, versus $1.453 billion a year ago. Currency had a negative impact of $119 million in the quarter. The revenue increase was driven primarily by strong OE light vehicle production volumes in North America and China and incremental commercial vehicle revenue globally. In the second quarter, total OE commercial and specialty vehicle revenue increased 36 percent year-over-year to $226 million, which represented 12 percent of total revenues in the quarter, compared with 9 percent a year ago.

EBIT and EBIT Margin

EBIT (earnings before interest, taxes and noncontrolling interests) increased 21% to $137 million from $113 million in second quarter 2011. Adjusted EBIT was $139 million, a $24 million increase from a year ago, despite a negative currency impact of $13 million. EBIT improvement was driven by strong operating performance on higher light vehicle production volumes and incremental commercial vehicle revenue. The year-over-year comparison also includes lower stock-indexed compensation and lower aftermarket customer changeover costs.

The company reported the following EBIT as a percent of revenue and EBIT as a percent of value-add revenue (revenue excluding substrate sales).

	Q2 2012	Q2 2011

EBIT as a percent of revenue	7.1%	6.0%
EBIT as a percent of value-add revenue	9.2%	7.8%

Adjusted EBIT as a percent of revenue	7.2%	6.1%
Adjusted EBIT as a percent of value-add revenue	9.3%	7.9%

“Tenneco delivered another quarter of revenue growth by leveraging higher light vehicle volumes in North America and China, performing well in a challenging production environment in Europe, posting solid results from our North America aftermarket business and benefiting from incremental commercial vehicle revenue,” stated Gregg Sherrill, chairman and CEO, Tenneco. “I’m particularly pleased with our margin improvement driven by strong operational performance, especially considering the significant currency headwinds.”

Cash

Cash generated from operations was $86 million in the quarter, a $19 million year-over-year improvement from the year ago quarter on the strength of higher earnings and effective working capital management.

Tenneco continues to strategically invest in growth with capital expenditures in the quarter of $62 million, up from $47 million the prior year. The majority of spending was in the North America and Europe OE businesses to support new light and commercial vehicle customer program launches, and in Asia to accommodate new programs and new customers.

During the second quarter, Tenneco completed a previously announced stock buyback plan, repurchasing 600,000 shares of its outstanding common stock for $18 million, to offset dilution from shares issued to employees in 2012.

Debt

Tenneco’s net debt at June 30, 2012 was $1.185 billion, versus $1.133 billion the prior year. The leverage ratio (net debt to adjusted LTM EBITDA including noncontrolling interests) was 1.9x, down from 2.0x a year ago.

SECOND QUARTER REPORTING SEGMENTS

NORTH AMERICA

(millions except percents)	Q2 12 Revenues	% Change vs. Q2 11	Q2 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q2 11
North America Original Equipment
Ride Control	$173	7%	$175	8%
Emission Control	617	18%	348	27%
Total North America Original Equipment	790	16%	523	20%

North America Aftermarket
Ride Control	152	6%	152	5%
Emission Control	54	11%	54	11%
Total North America Aftermarket	206	7%	206	7%

Total North America	$996	14%	$729	16%

North America EBIT increased 39% to $86 million compared with $62 million one year ago. On an adjusted basis, EBIT was $86 million versus $63 million despite the impact of $6 million in currency transaction losses year-over-year. EBIT performance was driven primarily by strong operational performance on higher volumes, particularly in the OE emissions control business including the commercial vehicle segment. EBIT this quarter also included lower aftermarket changeover costs.

EUROPE, SOUTH AMERICA AND INDIA

(millions except percents)	Q2 12 Revenues	% Change vs. Q2 11	Q2 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q2 11
Europe Original Equipment
Ride Control	$130	(13%)	$149	(1%)
Emission Control	351	(9%)	267	6%
Total Europe Original Equipment	481	(10%)	416	4%

Europe Aftermarket
Ride Control	57	(19%)	67	(5%)
Emission Control	30	(32%)	34	(22%)
Total Europe Aftermarket	87	(24%)	101	(12%)

South America & India	142	(16%)	151	9%

Total Europe, South America & India	$710	(13%)	$668	2%

Europe, South America and India EBIT was $32 million compared with $37 million a year ago. On an adjusted basis, EBIT was $34 million versus $38 million. Currency had a $9 million unfavorable impact on EBIT. EBIT was driven by strong operational performance in the Europe OE businesses in the face of weak industry volumes, and negatively impacted by lower production volumes in South America and declines in the Europe aftermarket.

ASIA PACIFIC

(millions except percents)	Q2 12 Revenues	% Change vs. Q2 11	Q2 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q2 11
Asia	$177	14%	$154	17%

Australia	37	(9%)	36	(3%)

Total Asia Pacific	$214	9%	$190	13%

Asia Pacific EBIT rose 36% to $19 million compared with $14 million last year. Currency had a $2 million favorable impact on Asia Pacific segment EBIT. EBIT was driven by higher volumes on new light vehicle platforms in China and operating improvements in Australia.

OUTLOOK

IHS Automotive predicts higher year-over-year light vehicle production in most of Tenneco’s markets except Europe. IHS forecasts* indicate that global light vehicle production is expected to rise 2% year-over-year in the second half of 2012, with North America increasing 6%, China up 7%, South America up 13% and India up 2%.

Light vehicle production in Europe is forecasted to decline 7% year-over-year, which the company expects to partially offset with a strong customer and platform mix in its OE emissions control business. As over the last several quarters, economic weakness will continue to drag on the European aftermarket business.

Stronger North America vehicle production, particularly in the company’s OE emission control business, is expected to drive solid year-over-year revenue growth. The company expects its North America aftermarket revenues will be roughly the same as last year’s very strong third quarter.

In China, stronger year-over-year OE volume is expected to continue driving growth for the Asia Pacific segment.

The weakening global economic conditions are having somewhat more of an effect on commercial vehicle production schedules. While Tenneco will experience very strong commercial vehicle revenue growth for 2012, due to these slower production schedules commercial vehicle revenues are now expected to be closer to the first half run rate than the company’s forecast in the beginning of the year. Tenneco continues to successfully launch and grow its commercial vehicle business and today is announcing three new commercial vehicle business wins in Europe and India.

“Our technology-driven emission control strategy continues to drive our business globally, and despite current economic headwinds, Tenneco remains on track for revenue growth, margin improvement and record earnings in 2012 with continued outstanding growth opportunities going forward,” added Sherrill.

*IHS Automotive production forecast as of July 17, 2012.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 6 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 6 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 6 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 6 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 6 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months and 6 Months

CONFERENCE CALL

The company will host a conference call on Thursday, July 26, 2012 at 9:00 a.m. ET. The dial-in number is 888-603-9213 (domestic) or 312-470-7158 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on July 26, 2012 through August 26, 2012. To access this recording, dial 800-841-8609 (domestic) or 402-280-9935 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $7.2 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 24,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker® and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(iv) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(v) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vi) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(vii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(viii) workforce factors such as strikes or labor interruptions;

(ix) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(x) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;

(xi) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xii) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(xiii) product warranty costs;

(xiv) the cost and outcome of existing and any future legal proceedings;

(xv) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xvi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xvii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xviii) changes in accounting estimates and assumptions, including changes based on additional information;

(xix) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals, as well as the impact of the enforcement of, changes to or compliance with laws and regulations, including those pertaining to environmental concerns, pensions or other regulated activities;

(xx) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2011.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2012		2011
Net sales and operating revenues	$1,920		$1,888

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,595	(a)	1,565	(d)
Engineering, research and development	28		35
Selling, general and administrative	109		118
Depreciation and amortization of other intangibles	50		54
Total costs and expenses	1,782		1,772

Loss on sale of receivables	(1)		(2)
Other income (expense)	-		(1)
Total other income (expense)	(1)		(3)

Earnings before interest expense, income taxes,
and noncontrolling interests
North America	86		62	(d)
Europe, South America & India	32	(a)	37	(d)
Asia Pacific	19		14
	137		113

Interest expense (net of interest capitalized)	21	(b)	26
Earnings before income taxes and noncontrolling interests	116		87

Income tax expense	21	(c)	30	(e)
Net income	95		57

Less: Net income attributable to noncontrolling interests	8		7
Net income attributable to Tenneco Inc.	$87		$50

Weighted average common shares outstanding:
Basic	60.0		60.0
Diluted	61.3		62.0

Earnings per share of common stock:
Basic	$1.45		$0.84
Diluted	$1.42		$0.81

(a) Includes restructuring and related charges of $2 million pre-tax, $1 million after tax or $0.02 per diluted share, which is recorded in cost of sales in Europe, South America and India.

(b) Includes pre-tax expenses of $1 million, $1 million after tax or $0.01 per share for costs related to refinancing activities.

(c) Includes net tax benefits of $19 million or $0.31 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the valuation allowance on the company's net operating loss position and prior year tax adjustments, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

(d) Includes restructuring and related charges of $2 million pre-tax, $1 million after tax or $0.02 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in North America and $1 million in Europe, South America and India.

(e) Includes net tax benefits of $1 million or $0.02 per diluted share related to U.S. taxable income with no associated tax expense due to the valuation allowance on the company's net operating loss position, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions and adjustments to tax estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
SIX MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2012		2011
Net sales and operating revenues	$3,832		$3,648

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	3,202	(a)	3,031	(d)
Engineering, research and development	66		70
Selling, general and administrative	227		227
Depreciation and amortization of other intangibles	99		105
Total costs and expenses	3,594		3,433

Loss on sale of receivables	(2)		(3)
Other income (expense)	(3)		(5)
Total other income (expense)	(5)		(8)

Earnings before interest expense, income taxes,
and noncontrolling interests
North America	157		124	(d)
Europe, South America & India	49	(a)	61	(d)
Asia Pacific	27		22
	233		207

Interest expense (net of interest capitalized)	63	(b)	54	(e)
Earnings before income taxes and noncontrolling interests	170		153

Income tax expense	39	(c)	44	(f)
Net income	131		109

Less: Net income attributable to noncontrolling interests	14		12
Net income attributable to Tenneco Inc.	$117		$97

Weighted average common shares outstanding:
Basic	60.1		59.9
Diluted	61.5		62.0

Earnings per share of common stock:
Basic	$1.95		$1.62
Diluted	$1.90		$1.56

(a) Includes restructuring and related charges of $3 million pre-tax, $2 million after tax or $0.04 per diluted share, which is recorded in cost of sales in Europe, South America and India.

(b) Includes pre-tax expenses of $18 million, $12 million after tax or $0.19 per share for costs related to refinancing activities.

(c) Includes net tax benefits of $20 million or $0.33 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the valuation allowance on the company's net operating loss position and prior year tax adjustments, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

(d) Includes restructuring and related charges of $3 million pre-tax, $2 million after tax or $0.03 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in North America and $2 million in Europe, South America and India.

(e) Includes pre-tax expenses of $1 million, $1 million after tax or $0.01 per share for costs related to refinancing activities.

(f) Includes net tax benefits of $11 million or $0.16 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the valuation allowance on the company's net operating loss position and income generated in lower tax rate jurisdictions, partially offset by adjustments to prior years' tax estimates and the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		June 30, 2012		December 31, 2011

Assets

	Cash and cash equivalents	$181		$214

	Receivables, net	1,181	(a)	980	(a)

	Inventories	668		592

	Other current assets	234		193

	Investments and other assets	303		311

	Plant, property, and equipment, net	1,060		1,047

	Total assets	$3,627		$3,337

Liabilities and Shareholders' Equity

	Short-term debt	$132		$66

	Accounts payable	1,231		1,171

	Accrued taxes	58		44

	Accrued interest	10		13

	Other current liabilities	293		276

	Long-term debt	1,234	(b)	1,158	(b)

	Deferred income taxes	44		51

	Deferred credits and other liabilities	483		503

	Redeemable noncontrolling interests	9		12

	Tenneco Inc. shareholders' equity	96		-

	Noncontrolling interests	37		43

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$3,627		$3,337

		June 30, 2012		December 31, 2011
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$132		$121

		June 30, 2012		December 31, 2011
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$252		$24
	Term loan A (Due 2017)	247		-
	Term loan B (Due 2016)	-		148
	8.125% senior notes (Due 2015)	-		250
	7.75% senior notes (Due 2018)	225		225
	6.875% senior notes (Due 2020)	500		500
	Other long term debt	10		11

		$1,234		$1,158

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	June 30,
	2012	2011

Operating activities:
Net income	$95	$57
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	50	54
Stock-based compensation	3	2
Deferred income taxes	(2)	-
Loss on sale of assets	1	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(31)	(39)
(Inc.)/dec. in inventories	(7)	17
(Inc.)/dec. in prepayments and other current assets	(23)	(9)
Inc./(dec.) in payables	(2)	(5)
Inc./(dec.) in accrued taxes	17	(8)
Inc./(dec.) in accrued interest	(4)	(8)
Inc./(dec.) in other current liabilities	2	16
Changes in long-term assets	1	-
Changes in long-term liabilities	(17)	(9)
Other	3	(2)
Net cash provided by operating activities	86	67

Investing activities:
Cash payments for plant, property & equipment	(60)	(49)
Cash payments for software-related intangible assets	(3)	(3)
Net cash used by investing activities	(63)	(52)

Financing activities:
Purchase of common stock under the share repurchase program	(18)	(11)
Issuance of long-term debt	-	4
Debt issuance costs on long-term debt	(1)	(1)
Retirement of long-term debt	(22)	(1)
Net inc./(dec.) in bank overdrafts	(2)	1
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	3	41
Net inc./(dec.) in short-term borrowings secured by accounts receivable	30	(82)
Capital contribution from noncontrolling interest partner	1	1
Distribution to noncontrolling interest partners	(18)	(10)
Net cash used by financing activities	(27)	(58)

Effect of foreign exchange rate changes on cash and
cash equivalents	(8)	5

Decrease in cash and cash equivalents	(12)	(38)
Cash and cash equivalents, April 1	193	199
Cash and cash equivalents, June 30	$181	$161

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$24	$34
Cash paid during the period for income taxes (net of refunds)	19	23

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$30	$22

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Six Months Ended
	June 30,
	2012	2011

Operating activities:
Net income	$131	$109
Adjustments to reconcile net income
to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	99	105
Stock-based compensation	7	4
Deferred income taxes	(7)	(5)
Loss on sale of assets	2	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(212)	(290)
(Inc.)/dec. in inventories	(83)	(60)
(Inc.)/dec. in prepayments and other current assets	(39)	(24)
Inc./(dec.) in payables	86	134
Inc./(dec.) in accrued taxes	18	-
Inc./(dec.) in accrued interest	(4)	-
Inc./(dec.) in other current liabilities	15	17
Changes in long-term assets	9	(3)
Changes in long-term liabilities	(22)	(21)
Other	1	(3)
Net cash provided (used) by operating activities	1	(36)

Investing activities:
Proceeds from sale of assets	1	4
Cash payments for plant, property & equipment	(125)	(95)
Cash payments for software-related intangible assets	(7)	(6)
Net cash used by investing activities	(131)	(97)

Financing activities:
Purchase of common stock under the share repurchase program	(18)	(11)
Issuance of long-term debt	250	4
Debt issuance costs on long-term debt	(13)	(1)
Retirement of long-term debt	(403)	(23)
Net inc./(dec.) in bank overdrafts	-	8
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	236	88
Net inc./(dec.) in short-term borrowings secured by accounts receivable	60	-
Capital contribution from noncontrolling interest partner	1	1
Distribution to noncontrolling interest partners	(18)	(10)
Net cash provided by financing activities	95	56

Effect of foreign exchange rate changes on cash and
cash equivalents	2	5

Decrease in cash and cash equivalents	(33)	(72)
Cash and cash equivalents, January 1	214	233
Cash and cash equivalents, June 30	$181	$161

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$59	$53
Cash paid during the period for income taxes (net of refunds)	36	33

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$30	$22

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q2 2012
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$87

Net income attributable to noncontrolling interests				8

Net income				95

Income tax expense				21

Interest expense (net of interest capitalized)				21

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$86	$32	$19	137

Depreciation and amortization of other intangibles	23	21	6	50

Total EBITDA including noncontrolling interests (2)	$109	$53	$25	$187

	Q2 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$50

Net income attributable to noncontrolling interests				7

Net income				57

Income tax expense				30

Interest expense (net of interest capitalized)				26

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$62	$37	$14	113

Depreciation and amortization of other intangibles	24	24	6	54

Total EBITDA including noncontrolling interests (2)	$86	$61	$20	$167

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q2 2012				Q2 2011
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$187	$137	$87	$1.42	$167	$113	$50	$0.81

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	2	2	1	0.02	2	2	1	0.02
Costs related to refinancing	-	-	1	0.01	-	-	-	-
Net tax adjustments	-	-	(19)	(0.31)	-	-	(1)	(0.02)

Non-GAAP earnings measures	$189	$139	$70	$1.14	$169	$115	$50	$0.81

					Q2 2012
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$86	$32	$19	$137
Restructuring and related expenses					-	2	-	2
Adjusted EBIT					$86	$34	$19	$139

					Q2 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$62	37	$14	$113
Restructuring and related expenses					1	1	-	2
Adjusted EBIT					$63	$38	$14	$115

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the second quarters of 2012 and 2011 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2012
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 117

Net income attributable to noncontrolling interests				14

Net income				131

Income tax expense				39

Interest expense (net of interest capitalized)				63

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$ 157	$ 49	$ 27	233

Depreciation and amortization of other intangibles	45	42	12	99

Total EBITDA including noncontrolling interests (2)	$ 202	$ 91	$ 39	$ 332

	YTD 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 97

Net income attributable to noncontrolling interests				12

Net income				109

Income tax expense				44

Interest expense (net of interest capitalized)				54

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$ 124	$ 61	$ 22	207

Depreciation and amortization of other intangibles	47	46	12	105

Total EBITDA including noncontrolling interests (2)	$ 171	$ 107	$ 34	$ 312

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2012				YTD 2011
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$332	$233	$117	$1.90	$312	$207	$97	$1.56

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	3	3	2	0.04	3	3	2	0.03
Costs related to refinancing	-	-	12	0.19	-	-	1	0.01
Net tax adjustments	-	-	(20)	(0.33)	-	-	(11)	(0.16)

Non-GAAP earnings measures	$335	$236	$111	$1.80	$315	$210	$89	$1.44

					YTD 2012
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$157	$49	$27	$233
Restructuring and related expenses					-	3	-	3
Adjusted EBIT					$157	$52	$27	$236

					YTD 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$124	61	$22	$207
Restructuring and related expenses					1	2	-	3
Adjusted EBIT					$125	$63	$22	$210

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first six months of 2012 and 2011 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q2 2012
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$173	$(2)	$175	$-	$175
Emission Control	617	-	617	269	348
Total North America Original Equipment	790	(2)	792	269	523

North America Aftermarket
Ride Control	152	-	152	-	152
Emission Control	54	-	54	-	54
Total North America Aftermarket	206	-	206	-	206

Total North America	996	(2)	998	269	729

Europe Original Equipment
Ride Control	130	(19)	149	-	149
Emission Control	351	(55)	406	139	267
Total Europe Original Equipment	481	(74)	555	139	416

Europe Aftermarket
Ride Control	57	(10)	67	-	67
Emission Control	30	(4)	34	-	34
Total Europe Aftermarket	87	(14)	101	-	101

South America & India	142	(30)	172	21	151

Total Europe, South America & India	710	(118)	828	160	668

Asia	177	3	174	20	154

Australia	37	(2)	39	3	36

Total Asia Pacific	214	1	213	23	190

Total Tenneco Inc.	$1,920	$(119)	$2,039	$452	$1,587

	Q2 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$161	$-	$161	$-	$161
Emission Control	520	-	520	246	274
Total North America Original Equipment	681	-	681	246	435

North America Aftermarket
Ride Control	145	-	145	-	145
Emission Control	48	-	48	-	48
Total North America Aftermarket	193	-	193	-	193

Total North America	874	-	874	246	628

Europe Original Equipment
Ride Control	151	-	151	-	151
Emission Control	385	-	385	133	252
Total Europe Original Equipment	536	-	536	133	403

Europe Aftermarket
Ride Control	70	-	70	-	70
Emission Control	44	-	44	-	44
Total Europe Aftermarket	114	-	114	-	114

South America & India	167	-	167	29	138

Total Europe, South America & India	817	-	817	162	655

Asia	155	-	155	24	131

Australia	42	-	42	3	39

Total Asia Pacific	197	-	197	27	170

Total Tenneco Inc.	$1,888	$-	$1,888	$435	$1,453

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2012
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$344	$(2)	$346	$-	$346
Emission Control	1,234	-	1,234	546	688
Total North America Original Equipment	1,578	(2)	1,580	546	1,034

North America Aftermarket
Ride Control	298	-	298	-	298
Emission Control	106	-	106	-	106
Total North America Aftermarket	404	-	404	-	404

Total North America	1,982	(2)	1,984	546	1,438

Europe Original Equipment
Ride Control	269	(26)	295	-	295
Emission Control	732	(75)	807	278	529
Total Europe Original Equipment	1,001	(101)	1,102	278	824

Europe Aftermarket
Ride Control	100	(13)	113	-	113
Emission Control	52	(5)	57	-	57
Total Europe Aftermarket	152	(18)	170	-	170

South America & India	289	(43)	332	44	288

Total Europe, South America & India	1,442	(162)	1,604	322	1,282

Asia	332	(4)	336	42	294

Australia	76	(1)	77	5	72

Total Asia Pacific	408	(5)	413	47	366

Total Tenneco Inc.	$3,832	$(169)	$4,001	$915	$3,086

	YTD 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$313	$-	$313	$-	$313
Emission Control	1,046	-	1,046	495	551
Total North America Original Equipment	1,359	-	1,359	495	864

North America Aftermarket
Ride Control	272	-	272	-	272
Emission Control	94	-	94	-	94
Total North America Aftermarket	366	-	366	-	366

Total North America	1,725	-	1,725	495	1,230

Europe Original Equipment
Ride Control	290	-	290	-	290
Emission Control	761	-	761	257	504
Total Europe Original Equipment	1,051	-	1,051	257	794

Europe Aftermarket
Ride Control	114	-	114	-	114
Emission Control	74	-	74	-	74
Total Europe Aftermarket	188	-	188	-	188

South America & India	319	-	319	55	264

Total Europe, South America & India	1,558	-	1,558	312	1,246

Asia	286	-	286	45	241

Australia	79	-	79	6	73

Total Asia Pacific	365	-	365	51	314

Total Tenneco Inc.	$3,648	$-	$3,648	$858	$2,790

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO IC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q2 2012 vs. Q2 2011 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$12	7%	$14	8%
Emission Control	97	18%	74	27%
Total North America Original Equipment	109	16%	88	20%

North America Aftermarket
Ride Control	7	6%	7	5%
Emission Control	6	11%	6	11%
Total North America Aftermarket	13	7%	13	7%

Total North America	122	14%	101	16%

Europe Original Equipment
Ride Control	(21)	(13%)	(2)	(1%)
Emission Control	(34)	(9%)	15	6%
Total Europe Original Equipment	(55)	(10%)	13	4%

Europe Aftermarket
Ride Control	(13)	(19%)	(3)	(5%)
Emission Control	(14)	(32%)	(10)	(22%)
Total Europe Aftermarket	(27)	(24%)	(13)	(12%)

South America & India	(25)	(16%)	13	9%

Total Europe, South America & India	(107)	(13%)	13	2%

Asia	22	14%	23	17%

Australia	(5)	(9%)	(3)	(3%)

Total Asia Pacific	17	9%	20	13%

Total Tenneco Inc.	$32	2%	$134	9%

	YTD Q2 2012 vs. YTD Q2 2011 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$31	10%	$33	10%
Emission Control	188	18%	137	25%
Total North America Original Equipment	219	16%	170	20%

North America Aftermarket
Ride Control	26	10%	26	9%
Emission Control	12	13%	12	13%
Total North America Aftermarket	38	10%	38	10%

Total North America	257	15%	208	17%

Europe Original Equipment
Ride Control	(21)	(7%)	5	2%
Emission Control	(29)	(4%)	25	5%
Total Europe Original Equipment	(50)	(5%)	30	4%

Europe Aftermarket
Ride Control	(14)	(13%)	(1)	(2%)
Emission Control	(22)	(29%)	(17)	(22%)
Total Europe Aftermarket	(36)	(19%)	(18)	(10%)

South America & India	(30)	(9%)	24	9%

Total Europe, South America & India	(116)	(7%)	36	3%

Asia	46	16%	53	22%

Australia	(3)	(3%)	(1)	0%

Total Asia Pacific	43	12%	52	17%

Total Tenneco Inc.	$184	5%	$296	11%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended June 30,

		2012		2011

Total debt		$1,366		$1,294

Cash and cash equivalents		181		161

Debt net of cash balances (1)		$1,185		$1,133

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$625		$565

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.9x		2.0x

	Q3 11	Q4 11	Q1 12	Q2 12	Q2 12 LTM

Net income attributable to Tenneco Inc.	$30	$30	$30	$87	$177

Net income attributable to noncontrolling interests	6	8	6	8	28

Income tax expense	21	23	18	21	83

Interest expense (net of interest capitalized)	27	27	42	21	117

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	84	88	96	137	405

Depreciation and amortization of other intangibles	51	51	49	50	201

Total EBITDA including noncontrolling interests (2)	135	139	145	187	606

Restructuring and related expenses	4	1	1	2	8

Goodwill impairment charge (5)	11	-	-	-	11

Total Adjusted EBITDA including noncontrolling interest (3)	$150	$140	$146	$189	$625

	Q3 10	Q4 10	Q1 11	Q2 11	Q2 11 LTM

Net income (loss) attributable to Tenneco Inc.	$10	$(18)	$47	$50	$89

Net income attributable to noncontrolling interests	6	7	5	7	25

Income tax expense	15	24	14	30	83

Interest expense (net of interest capitalized)	36	49	28	26	139

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	67	62	94	113	336

Depreciation and amortization of other intangibles	55	53	51	54	213

Total EBITDA including noncontrolling interests (2)	122	115	145	167	549

Restructuring and related expenses	3	4	1	2	10

Pension charges (6)	4	2	-	-	6

Total Adjusted EBITDA including noncontrolling interest (3)	$129	$121	$146	$169	$565

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Non-cash asset impairment charge related to goodwill for Australia.

(6) Includes charges related to an actuarial loss for lump-sum pension payments.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended June 30,

	2012	2011

Original equipment revenues	$1,576	$1,525

Aftermarket revenues	344	363

Net sales and operating revenues	$1,920	$1,888

	Six Months Ended June 30,

	2012	2011

Original equipment revenues	$3,177	$2,988

Aftermarket revenues	655	660

Net sales and operating revenues	$3,832	$3,648

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q2 2012				Q2 2011
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$996	$710	$214	$1,920	$874	$817	$197	$1,888

Less: Substrate sales	269	137	23	429	246	162	27	435

Value-add revenues	$727	$573	$191	$1,491	$628	$655	$170	$1,453

EBIT	$86	$32	$19	$137	$62	$37	$14	$113

EBIT as a % of revenue	8.6%	4.5%	8.9%	7.1%	7.1%	4.5%	7.1%	6.0%
EBIT as a % of value-add revenue	11.8%	5.6%	9.9%	9.2%	9.9%	5.6%	8.2%	7.8%

Adjusted EBIT	$86	$34	$19	$139	$63	$38	$14	$115

Adjusted EBIT as a % of revenue	8.6%	4.8%	8.9%	7.2%	7.2%	4.7%	7.1%	6.1%
Adjusted EBIT as a % of value-add revenue	11.8%	5.9%	9.9%	9.3%	10.0%	5.8%	8.2%	7.9%

	YTD 2012				YTD 2011
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$1,982	$1,442	$408	$3,832	$1,725	$1,558	$365	$3,648

Less: Substrate sales	546	290	49	885	495	312	51	858

Value-add revenues	$1,436	$1,152	$359	$2,947	$1,230	$1,246	$314	$2,790

EBIT	$157	$49	$27	$233	$124	$61	$22	$207

EBIT as a % of revenue	7.9%	3.4%	6.6%	6.1%	7.2%	3.9%	6.0%	5.7%
EBIT as a % of value-add revenue	10.9%	4.3%	7.5%	7.9%	10.1%	4.9%	7.0%	7.4%

Adjusted EBIT	$157	$52	$27	$236	$125	$63	$22	$210

Adjusted EBIT as a % of revenue	7.9%	3.6%	6.6%	6.2%	7.2%	4.0%	6.0%	5.8%
Adjusted EBIT as a % of value-add revenue	10.9%	4.5%	7.5%	8.0%	10.2%	5.1%	7.0%	7.5%

(1) Generally Accepted Accounting Principles

2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc.
Media inquiries
Bill Dawson, 847 482-5807
bdawson@tenneco.com
or
Investor inquiries
Linae Golla, 847 482-5162
lgolla@tenneco.com